Exhibit 10.3
EXECUTION COPY

INSURANCE AND INDEMNITY AGREEMENT
Dated as of November 17, 2005

AMBAC ASSURANCE CORPORATION,
as Insurer,

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A,
as Issuer,

AFS SENSUB CORP.,
as Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,
as Servicer,

JPMORGAN CHASE BANK, N.A.,
as Indenture Trustee

AmeriCredit Automobile
Receivables Trust 2005-D-A
Class A Asset Backed Notes

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          INSURANCE AND INDEMNITY AGREEMENT (as it may be amended, modified or supplemented from time to time, this “Insurance Agreement”), dated as of November 17, 2005, by and among AMBAC ASSURANCE CORPORATION, as Insurer (the “Insurer”), AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A, as Issuer (the “Issuer”), AMERICREDIT FINANCIAL SERVICES, INC., as Servicer (the “Servicer”), AFS SENSUB CORP., as Seller (the “Seller”) and JPMORGAN CHASE BANK, N.A., as Indenture Trustee (in such capacity, the “Indenture Trustee”).

PRELIMINARY STATEMENTS

          A.      The Indenture, dated as of November 9, 2005 (the “Indenture”), by and between the Issuer and JPMorgan Chase Bank, N.A., as Indenture Trustee and Trust Collateral Agent (in such capacity, the “Trust Collateral Agent”), provides for, among other things, the issuance of the AmeriCredit Automobile Receivables Trust 2005-D-A Asset Backed Notes.

          B.      The parties hereto desire that the Insurer issue the Ambac Policy to the Indenture Trustee for the benefit of the Holders and to, among other things, specify the conditions precedent thereto, the premium in respect thereof and the indemnity, reimbursement, reporting and other obligations of the parties hereto other than the Insurer in consideration thereof.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

           Section 1.1          Defined Terms. Capitalized terms used in this Insurance Agreement shall have the meanings set forth below. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Ambac Policy or, if not defined therein, in the Indenture or, if not defined therein, in the Sale and Servicing Agreement, or, if not defined therein, in the Purchase Agreement, each as described below.

          “Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Ambac” means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

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          “Ambac Policy” means the Note Guaranty Insurance Policy No. AB0941BE dated November 17, 2005, including any endorsements thereto, issued by the Insurer to the Indenture Trustee with respect to the Notes, for the benefit of the Holders, in the form attached as Exhibit A to this Insurance Agreement.

          “AmeriCredit” means AmeriCredit Financial Services, Inc. in its capacity as servicer under the Sale and Servicing Agreement and as seller under the Purchase Agreement.

          “AmeriCredit Party” means any of the Issuer, the Seller and AmeriCredit (collectively, the “AmeriCredit Parties”); provided, however, that solely with respect to the definition of “AmeriCredit Party” as such term is used in the Ambac Policy, the “AmeriCredit Party” shall have the meaning as specified therein.

          “Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

          “Charter Documents” means, with respect to any Transaction Party, such entity’s organizational documents, including its trust agreement, certificate of trust, memorandum of association, articles of organization, certificate or articles of incorporation, by-laws and/or operating agreement.

          “Class A-1 Notes” means the Class A-1 4.3436% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

          “Class A-2 Notes” means the Class A-2 4.75% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

          “Class A-3 Notes” means the Class A-3 4.87% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

          “Class A-4 Notes” means the Class A-4 5.02% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

          “Closing Date” means November 17, 2005.

          "Collateral Agent" means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Spread Account Agreement.

          “Collection Period” means, (i) with respect to the first Distribution Date, the period beginning on the close of business on November 9, 2005 and ending on the close of business on November 30, 2005, and (ii) with respect to each subsequent Distribution Date, the period beginning on the close of business on the last day of the second preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

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          “Contract” means a motor vehicle retail installment sales contact or promissory note.

          “Controlling Party” means the Insurer, so long as no Insurer Default shall have occurred and be continuing and the Trust Collateral Agent for the benefit of the Noteholders, in the event an Insurer Default shall have occurred and be continuing.

          “Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, and (ii) with respect to the Indenture Trustee, the Trust Collateral Agent, the Backup Servicer and the Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services, AmeriCredit 2005-D-F.

          “Custodian” means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).

          “Custodian Agreement” means any Custodian Agreement from time to time in effect between the Custodian named therein, the Insurer and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

          “Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          “Distribution Date” means, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing December 6, 2005.

          “Event of Default” has the meaning specified in Section 5.1 hereof.

          “Fee Letter” means that certain letter agreement dated as of the date hereof between the Issuer and the Insurer and acknowledged by the Indenture Trustee setting forth certain fees and other matters referred to herein, as the same may be amended or supplemented from time to time in accordance therewith and with this Insurance Agreement.

          “Fitch” means Fitch Inc., or its successor.

          “Holder” has the meaning given thereto in the Ambac Policy.

          “Indemnified Party” has the meaning specified in Section 3.4 hereof.

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          “Indemnifying Party” has the meaning specified in Section 3.4 hereof.

          “Indenture” means the Indenture dated as of November 9, 2005 between the Issuer and JPMorgan Chase Bank, N.A., as Indenture Trustee and Trust Collateral Agent, as the same may be amended or supplemented from time to time.

          “Information” has the meaning specified in Section 2.1(c) hereof.

          “Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          “Insolvency Proceeding” means any proceeding by or against any person under any applicable reorganization, bankruptcy, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for a person or any of its assets.

          “Insurance Agreement” has the meaning given such term in the initial paragraph hereof.

          “Insurer” means Ambac and any successor thereto, as issuer of the Ambac Policy.

          “Insurer Default” means the occurrence and continuance of any of the following events:

(a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

(b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

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(c) a court of competent jurisdiction, the Wisconsin Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

          “Insurer Information” means the information furnished by the Insurer in writing expressly for use in the Offering Document and is limited to the information included under the headings “The Insurer” and “The Policy” in the Prospectus Supplement.

          “Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          “Late Payment Rate” means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          “Lockbox Agreement” means the Tri-Party Remittance Processing Agreement, dated as of November 9, 2005, by and among AmeriCredit, JPMorgan Chase Bank, N.A., and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

          "Lockbox Bank" means a depository institution named by the Servicer and acceptable to the Controlling Party.

          “Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the Issuer (considered separately) or the Issuer, the Seller and the Servicer (taken as a whole), (b) the ability of any AmeriCredit Party to perform its obligations under any Transaction Document to which it is a party, (c) the validity, enforceability of, or collectibility of, amounts payable by any AmeriCredit Party under any Transaction Document to which it is a party, (d) the status, existence, perfection or priority of the interest of the Issuer or of the Indenture Trustee in the Trust Estate or (e) the validity, enforceability or collectibility of amounts payable by any AmeriCredit Party when due under any Transaction Document to which it is a party.

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          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

          “Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

          “Offering Document” means, taken together, the Prospectus Supplement, dated November 8, 2005 (the “Prospectus Supplement”), and the Prospectus, dated January 7, 2005, of the Issuer, in respect of the offering and sales of the Notes, any amendment or supplement thereto, and any other offering document in respect of the Notes that makes reference to the Ambac Policy.

          “Person” means an individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          “Premium” means the premium payable in accordance with the Fee Letter.

          “Purchase Agreement” means the Purchase Agreement among AFS SenSub Corp., as purchaser, and AmeriCredit Financial Services, Inc., as seller, dated as of November 9, 2005, as such Purchase Agreement may be amended or supplemented from time to time.

          “Rating Agencies” means Fitch, Moody’s and S&P.

          “Receivables” means any Contract listed on Schedule A attached to the Sale and Servicing Agreement and the Subsequent Receivables listed on Schedule A to each Subsequent Transfer Agreement (which Schedules may be in the form of microfiche or disk).

          “Responsible Officer” means, with respect to the Indenture Trustee or the Trust Collateral Agent, any officer within the Corporate Trust Office of the Indenture Trustee or any AmeriCredit Party, including any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee or the Trust Collateral Agent customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

          “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of November 9, 2005, among the Issuer, the Seller, the Servicer, and JPMorgan Chase Bank, N.A., as Trust Collateral Agent and as Backup Servicer (in such capacity, the “Backup Servicer”), as the same may be amended or supplemented from time to time.

          “Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

          “Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

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          “Seller” has the meaning specified in the initial paragraph hereof.

          “Servicer” has the meaning specified in the recitals hereof.

          “Servicer Termination Event” has the meaning specified in Section 9.1 of the Sale and Servicing Agreement.

          “Servicing Policy and Procedures” means the policies and procedures set forth on Schedule C to the Sale and Servicing Agreement, and any amendments thereto.

          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          “Spread Account” means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

          “Spread Account Agreement” means the Spread Account Agreement dated as of November 9, 2005, among the Insurer, the Issuer, the Indenture Trustee, the Trust Collateral Agent and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with its terms thereof.

          “Transaction” means the transactions contemplated by the Transaction Documents.

          “Transaction Documents” means this Agreement, the Underwriting Agreement, the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Spread Account Agreement, the Custodian Agreement, the Lockbox Agreement and all other documents and certificates delivered in connection therewith except for the Ambac Policy.

          “Transaction Parties” means the AmeriCredit Parties and the Indenture Trustee.

          “Trigger Event” shall have the meaning set forth in the Spread Account Agreement.

          “Trust Agreement” means the Trust Agreement dated as of October 25, 2005 among AFS SenSub Corp., as Seller and Wilmington Trust Company, as Owner Trustee, as amended and restated as of November 9, 2005, as the same may be amended and supplemented from time to time.

          “Underwriter Information” means the information furnished by the Underwriters in writing expressly for use in the Offering Document and included in the first paragraph, the fourth paragraph and the first sentence of the eighth paragraph after the Class A-4 Notes table under the heading “Underwriting” in the Prospectus Supplement.

          “Underwriter” shall mean Credit Suisse First Boston LLC as representative of the Underwriters named in the Underwriting Agreement.

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          “Underwriting Agreement” means the Underwriting Agreement, dated November 8, 2005 between the Underwriter, the Seller and the Servicer with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.

            Section 1.2          Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” Where a representation, warranty or covenant herein begins with the words “as to a Person only,” such representation, warranty or covenant is given by and as to such Person only.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

           Section 2.1          Representations and Warranties of AmeriCredit. AmeriCredit hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by it in each of the Transaction Documents to which it is a party, including Section 3.1 of the Purchase Agreement and Sections 4.6 and 8.1 of the Sale and Servicing Agreement. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1 hereof. In addition, AmeriCredit, represents and warrants as of the Closing Date as follows:

            (a)     The offer and sale of the Notes by the Issuer comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws and, without limiting the generality of the foregoing, the Offering Document (other than the Underwriter Information and the Insurer Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b)     The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Issuer is not required to be registered as an “investment company” under the Investment Company Act; and neither the offer nor the sale of the Notes by the Issuer will be in violation of the Securities Act or any other federal or state securities law. AmeriCredit shall satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it, the Seller, or the Issuer is subject.

           (c)     Neither the Transaction Documents nor any other information relating to the Receivables, the Other Conveyed Property or any other asset in the Trust Estate, the operations or financial condition of any of the AmeriCredit Parties (collectively, the “Information”), as amended, supplemented or superseded, furnished to the Insurer by such AmeriCredit Party contains any statement of a material fact which was untrue or misleading in any material respect when made. None of the AmeriCredit Parties has any knowledge of any circumstances that could reasonably be expected to have a Material Adverse Effect. Since the furnishing of the Information, there has been no change nor any development or event involving a prospective change known to any of the AmeriCredit Parties that would render any of the Transaction Documents untrue or misleading in any material respect.

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           Section 2.2          Affirmative Covenants of AmeriCredit. AmeriCredit hereby makes, to and for the benefit of the Insurer, all of the covenants made by it in the Transaction Documents to which it is a party, including Article IV of the Purchase Agreement and Section 4.6 of the Sale and Servicing Agreement. Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, AmeriCredit hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.

(b) Existence. Except as otherwise expressly provided by the Transaction Documents, it shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the place of its organization and duly qualified and duly authorized thereunder. Additionally, it shall conduct its business in accordance with the terms of its Charter Documents and shall maintain all licenses, permits, charters and registrations, except for any such license, permit, charter or registration the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

(c) Notice of Material Events. It shall promptly (and, with respect to item (ii) below, in any event not later than three (3) Business Days, and, with respect to all other items not later than five (5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof inform the Insurer in writing of the occurrence of any of the following:

(i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against it that would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to have a Material Adverse Effect;

(ii) the occurrence of any Event of Default hereunder, any Default or Event of Default under the Indenture, any Servicer Termination Event or any Trigger Event;

(iii) the commencement of any Insolvency Proceeding against any AmeriCredit Party; and

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(iv) the receipt of written notice that (a) any license, permit, charter, registration or approval necessary and material for the conduct of its business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or (b) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.

     With respect to the occurrence of a Level 1 Trigger Event (as defined in the Spread Account Agreement), a Servicer’s Certificate is sufficient to meet the requirements of this Section 2.2(c).

(d) Notice of Change. It shall give the Insurer not less than thirty (30) days’ prior written notice of any proposed change in its name, principal place of business or jurisdiction of organization.

(e) Access to Records; Discussions with Officers and Accountants. As long as upon reasonable prior written notice of the Insurer, at any time, it shall permit the Insurer or its authorized agents:

(i) to inspect its books and its records as they may relate to the Transaction, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;

(ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

(iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours at the Insurer’s cost and expense and shall not unreasonably disrupt the business of the AmeriCredit. Absent an Event of Default hereunder, any Default or Event of Default under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate at the cost and expense of AmeriCredit. Without limiting the foregoing, upon the occurrence of a Trigger Event, an Event of Default hereunder or under the Indenture or a Servicer Termination Event, AmeriCredit shall make its principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by AmeriCredit of such a request from the Insurer and such discussions shall be conducted at AmeriCredit’s expense.

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(f) Closing Documents. It shall provide or cause to be provided to the Insurer an executed original copy of each Transaction Document executed by it in connection with the closing of the Transaction within sixty (60) days of the Closing Date.

(g) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit independent public accountants designated by the Insurer, from time to time to conduct a field examination(s), and in connection therewith shall permit such independent public accountants without limitation:

(i) to inspect its books and records as they may relate to the Transaction, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;

(ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

(iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours at AmeriCredit’s cost and expense and shall not unreasonably disrupt the business of the Seller or the Servicer. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections and discussion more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate.

(h) Financial Reporting. AmeriCredit shall provide or cause to be provided to the Insurer the following:

(i) Annual and Periodic Financial Statements; Other Reporting. Copies of the financial statements required to be delivered pursuant to Section 4.11 of the Sale and Servicing Agreement and such notices, certificates, reports and other information delivered by AmeriCredit under the Transaction Documents, as and when required pursuant to such sections or agreements, and any other reporting or financial information required to be provided to the Insurer pursuant to the terms of the Transaction Documents, including, without limitation, any other documents, as and when required pursuant to such terms.

(ii) Compliance Certificate. Together with the financial statements required under Section 4.11 of the Sale and Servicing Agreement, a compliance certificate signed by its Responsible Officer stating that to the best of such person’s knowledge, (a) each AmeriCredit Party is in compliance with its obligations hereunder and under the other Transaction Documents, and (b) no Event of Default hereunder or under the Indenture or Servicer Termination Event exists and no event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event exists, or if an Event of Default hereunder or under the Indenture or Servicer Termination Event or other such event exists, stating the nature and status thereof (including all relevant financial and other information and amounts used in determining whether such Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event or other such event exists).

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(iii) S.E.C. Filings. Upon reasonable request by the Insurer, promptly after the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which AmeriCredit or any subsidiary files with the Securities and Exchange Commission.

(iv) Shareholders Statements and Reports. Upon reasonable request by the Insurer, promptly after the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

(v) Amendments to Servicing Policy and Procedure. Within ten (10) Business Days after the date of any material change or amendment to its Servicing Policy and Procedure, a true and complete copy of such change or amendment, and if requested by the Insurer, a copy of the Servicing Policy and Procedure as outlined in Schedule C to the Sale and Servicing Agreement then in effect. AmeriCredit will not amend its Servicing Policy and Procedures in any manner likely to have a Material Adverse Effect on the Insurer.

(vi) Servicing Policy and Procedure. Within ten (10) Business Days after requested by the Insurer, a true and complete copy of its Servicing Policy and Procedure, as outlined in Schedule C to the Sale and Servicing Agreement, then in effect.

(i) Public Debt Ratings. Promptly, but in any event within ten (10) Business Days after the date of any change in its public debt ratings, if any, a written certification of its public debt ratings after giving effect to such change.

(j) Compliance with Securities Laws. It shall comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Notes as contemplated by the Underwriting Agreement.

(k) Disclosure Document. Each Offering Document delivered with respect to the Notes shall clearly disclose that the insurance provided by the Ambac Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(l) Other Information. It shall provide to the Insurer such other information (including non-financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other financial or operating information in respect of itself, the Seller, the Issuer or any of their Affiliates, in each case, which the Insurer may from time to time reasonably request.

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          Section 2.3          Negative Covenants of AmeriCredit. AmeriCredit hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party without the prior written consent of the Insurer thereto.

(c) Change in Lockbox Processor. Except as provided in a Lockbox Agreement, it shall not permit a change in the Lockbox Account or any Lockbox Bank designated in a Lockbox Agreement without the prior written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that without limiting the foregoing, it shall be deemed reasonable for the Insurer to withhold its consent if the long term senior unsecured debt of any new Lockbox Bank is not rated at least “A” by S&P and “A2” by Moody’s.

          Section 2.4          Representations and Warranties of the Insurer. The Insurer represents and warrants to the Indenture Trustee (on behalf of the Holders), the Issuer and each other Transaction Party as follows:

(a) Organization and Licensing. The Insurer is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

(b) Corporate Power. The Insurer has the corporate power and authority to issue the Ambac Policy and execute and deliver this Insurance Agreement and all other Transaction Documents to which Ambac is a party and to perform all of its obligations hereunder and thereunder.

(c) Authorization; Approvals. All proceedings legally required for the issuance of the Ambac Policy and the execution, delivery and performance of this Insurance Agreement and all other Transaction Documents to which Ambac is a party have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer’s Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Ambac Policy have been obtained or are not material to the enforceability of the Ambac Policy.

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(d) Enforceability. The Ambac Policy, when issued, will constitute, and this Insurance Agreement and all other Transaction Documents to which Ambac is a party constitutes, legal, valid and binding obligations of the Insurer, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

(e) No Conflict. The execution by the Insurer of this Insurance Agreement and all Transaction Documents to which Ambac is a party will not, and the satisfaction of the terms hereof and thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Ambac Policy, this Insurance Agreement and all other Transaction Documents to which Ambac is a party.

(f) Accuracy of Information. The Insurer Information included in the Offering Document is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Document, the Insurer Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 2.5 Representations and Warranties of the Seller and the Issuer. Each of the Seller and the Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Seller or the Issuer, as the case may be, in the Transaction Documents to which it is a party, including Section 3.2 of the Purchase Agreement and Section 7.1 of the Sale and Servicing Agreement (in the case of the Seller). Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.1 hereof. In addition, the Issuer represents and warrants as of the Closing Date as follows:

(a) Accuracy of Information. The information or statements contained in the Transaction Documents furnished to the Insurer by it, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, does not, if restated at and as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information or statements not misleading in any material respect.

(b) Compliance with Securities Laws. The Seller will comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Notes as contemplated by the Underwriting Agreement. The offer and sale of the Notes by the Issuer will comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Document (other than the Insurer Information and the Underwriter Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the offer nor the sale of the Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws. The Seller will satisfy all applicable information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it or the Trust Estate are subject. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

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          Section 2.6          Affirmative Covenants of the Seller and the Issuer. Each of the Seller and the Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Seller or the Issuer, as the case may be, set forth in the Transaction Documents to which it is a party, including the covenants contained in Article IV of the Purchase Agreement and Section 7.1 of the Sale and Servicing Agreement (in the case of the Seller) and in Article III of the Indenture (in the case of the Issuer). Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.1 hereof. In addition, each of the Seller and the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.

(b) Existence. It shall maintain its existence as a corporation or a statutory trust, as the case may be, under the laws of the State of Nevada with respect to the Seller and the State of Delaware, with respect to the Issuer and shall at all times continue to be duly formed and validly existing in good standing under the laws of the State of Nevada and the State of Delaware, as applicable, and duly qualified and duly authorized thereunder and shall conduct its business in accordance with the terms of its Charter Documents. The Issuer shall cause the Receivables Files to be located at such location as specified in the Custodian Agreement.

(c) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time, it shall permit the Insurer or its authorized agents:

(i) to inspect its books and records;

(ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

(iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers and an officer of AmeriCredit shall have the right to be present during such discussions.

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          Such inspections and discussions shall be conducted during normal business hours at the cost and expense of the Insurer and shall not unreasonably disrupt the Seller’s or Issuer’s business, as the case may be. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate at the cost and expense of the Seller or the Issuer, as applicable. Without limiting the foregoing, upon the occurrence of an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Seller and the Issuer shall make their respective principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by the Seller and the Issuer, as the case may be, of such a request from the Insurer and such discussions shall be conducted at the expense of the Seller or the Issuer, as applicable.

(d) Notice of Material Events. It shall be obligated promptly (and, with respect to item (ii) below, in any event not later than three (3) Business Days, and with respect to all other items below, not later than five (5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof to inform the Insurer in writing of the occurrence of any of the following:

(i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against it that would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to have a Material Adverse Effect;

(ii) the occurrence of an Event of Default hereunder, a Default or Event of Default under the Indenture, a Servicer Termination Event or a Trigger Event;

(iii) the commencement of any Insolvency Proceeding against any AmeriCredit Party; and

(iv) the receipt of written notice that (a) any license, permit, charter, registration or approval necessary for the conduct of its business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or (b) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.

     With respect to the occurrence of a Level 1 Trigger Event (as defined in the Spread Account Agreement), a Servicer’s Certificate is sufficient to meet the requirements of Section 2.6(d).

(e) It shall give the Insurer not less than thirty (30) days’ prior written notice of any proposed change in its name, principal place of business or jurisdiction of organization.

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(f) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit independent public accountants designated by the Insurer, from time to time to conduct a field examination(s), and in connection therewith shall permit such independent public accountants, without limitation:

(i) to inspect its books and records;

(ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

(iii) to discuss its affairs, finances and accounts with its independent accountants; provided that one of its officers and an officer of the Seller or the Issuer, as the case may be, and an officer of AmeriCredit (if AmeriCredit is then the Servicer) shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours at the cost and expense of AmeriCredit and shall not unreasonably disrupt the business of the Seller or the Issuer, as the case may be. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct field examinations more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate.

(g) Maintenance of Licenses. It shall maintain all licenses, permits, charters and registrations, except for licenses, permits, charters and registrations the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

(h) Financial Reporting. The Issuer shall provide or cause to be provided to the Insurer, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, an annual balance sheet as at the end of such fiscal year and the notes thereto, and the related statements of income and cash flows and the respective notes thereto for such fiscal year, certified by its Responsible Officer.

(i) Books and Records. Its books and records will reflect its separate existence and will present fairly its financial position.

(j) Other Information. It shall provide to the Insurer such other information (including non-financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other financial or operating information in respect of itself and the Receivables which the Insurer may from time to time reasonably request.

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(k) Operation. It shall:

(i) manage its day-to-day business without the involvement of any other AmeriCredit Party except as required or permitted by the Transaction Documents or in connection with certain administrative services provided to the Seller by AmeriCredit;

(ii) act solely in its own name in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

(iii) ensure that, to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iv) ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the other Transaction Parties and its Affiliates shall only be on an arm’s-length basis;

(v) require that all of its full-time employees identify themselves as such and not as employees of AmeriCredit or any other AmeriCredit Party (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as its employees); and

(vi) compensate all employees, consultants and agents directly, from its bank accounts, for services provided to it by such employees, consultants and agents, and, to the extent any of its employees, consultants or agents is also an employee, consultant or agent of AmeriCredit (or any Affiliate thereof), allocate the compensation of such employee, consultant or agent between itself and AmeriCredit (or any Affiliate thereof) on a basis which reflects the services rendered to itself and AmeriCredit (or such Affiliate thereof).

(l) Special Purpose Entity. In addition, the Seller shall:

(i) ensure that its capital is adequate for the business and undertakings of the Seller;

(ii) other than activities as set forth in the Charter Documents or in connection with the Transaction, be restricted from undertaking any other activities;

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(iii) have at least one independent director;

(iv) not commingle its funds and assets with the funds of any other person; and

(v) maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its board of directors.

          Section 2.7          Negative Covenants of the Seller and the Issuer. Each of the Seller and the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.

(b) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party without the prior written consent of the Insurer. It shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of the Charter Documents which would be reasonably likely to have a Material Adverse Effect on the Insurer.

(c) Limitation on Mergers, Etc. It shall not consolidate with or merge with or into any Person or liquidate or dissolve, or transfer all or substantially all of its assets to any Person except, in the case of the Issuer, by way of the grant of a lien to the Indenture Trustee pursuant to the Transaction Documents, or, except as expressly permitted by the Transaction Documents, transfer any of its assets to any Person.

(d) Certain Other Limitations. It shall:

(i) be restricted from undertaking activities in connection with the issuance of the Notes other than activities as set forth in its Charter Documents;

(ii) not be involved in the day-to-day management of any of the other AmeriCredit Parties except as required by or permitted by the Transaction Documents or in connection with certain administrative services provided to the Seller by AmeriCredit;

(iii) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes, or as otherwise expressly permitted by the Charter Documents;

(iv) not commingle its deposit accounts (and funds therein) or other assets with the deposit accounts (and funds therein) or other assets of any other entity;

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(v) not act as an agent of any other AmeriCredit Party; and

(vi) not form, or cause to be formed, any subsidiaries; provided that the Seller may form other special purpose entities in connection with the issuance of other asset-backed securities.

ARTICLE III THE AMBAC POLICY; REIMBURSEMENT

          Section 3.1          Issuance of the Ambac Policy. The Insurer agrees to issue the Ambac Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a) Payment of Expenses. The applicable parties shall have been paid their related fees and expenses payable in accordance with Sections 3.2(a) and (b);

(b) Receipt of Certain Documents. The Insurer shall have received a copy of the Servicing Policy and Procedures, as outlined in Schedule C to the Sale and Servicing Agreement, then in effect and of each Transaction Document fully executed and delivered by each applicable Transaction Party;

(c) Representations and Warranties; Certificate. The representations and warranties of the AmeriCredit Parties set forth or incorporated by reference in this Insurance Agreement and the representations and warranties set forth by the Indenture Trustee in the Indenture are true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer has received a certificate of appropriate officers of the related AmeriCredit Party to that effect;

(d) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, is pending or, to any Transaction Party’s knowledge, threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction;

(e) Legality. No statute, rule, regulation or order has been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

(f) No Event of Default. No Event of Default hereunder, Default or Event of Default under the Indenture, Trigger Event or a Servicer Termination Event has occurred;

(g) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter’s obligation to offer and sell the Notes have been fulfilled to the satisfaction of the Insurer, with such satisfaction deemed to have occurred upon issuance of the Ambac Policy. The Insurer has received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement;

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(h) Issuance of Ratings. The Insurer has received confirmation that the Class A-1 Notes will be rated Prime-1 by Moody’s, A-1+ by S&P and F1+ by Fitch and that the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be rated Aaa by Moody’s, AAA by S&P and AAA by Fitch and that, without the benefit of the Ambac Policy, the Notes will have a shadow rating from S&P and Moody’s at a level required by Ambac;

(i) Approvals, Etc. The Insurer has received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction;

(j) Fee Letter. The Insurer, Indenture Trustee and the Issuer have executed the Fee Letter;

(k) Copies. The Insurer has received an executed copy of each Transaction Document;

(l) Opinions. The Insurer has received opinions of counsel to the Issuer and AmeriCredit concerning the perfection of the Trust Collateral Agent’s security interest in the Trust Estate and other matters under the laws of the United States, and has received copies of any opinions delivered to the Rating Agencies, the Noteholders and the Indenture Trustee, in each case addressed to, and in form and substance satisfactory to, the Insurer;

(m) Satisfactory Documentation. The Insurer and its counsel have determined that all documents, the Notes and opinions to be delivered in connection with the Notes conform to the terms of the Indenture, the Offering Document, the Underwriting Agreement, the Sale and Servicing Agreement, the Purchase Agreement and this Insurance Agreement; and

(n) Additional Items. The Insurer has received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as are reasonably requested by the Insurer, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied.

Section 3.2 Payment of Fees and Premium.

(a) Legal and Accounting Fees. AmeriCredit shall pay or cause to be paid on or about the Closing Date all reasonable legal fees, auditors’ fees and disbursements incurred by the Insurer in connection with the issuance of the Ambac Policy and the Transaction Documents through the Closing Date. Additional fees of the Insurer’s counsel or auditors payable in connection with the Transaction Documents incurred after the Closing Date shall be paid by AmeriCredit as provided in Section 3.3 below.

(b) Rating Agency Fees. AmeriCredit shall promptly pay the initial fees of the Rating Agencies with respect to the Notes and the transactions contemplated hereby following receipt of a statement with respect thereto, and shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Notes. The Insurer shall not be responsible for any fees or expenses of the Rating Agencies. The fees for any other rating agency shall be paid by the party requesting such other rating agency’s rating.

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(c) Premium. In consideration of the issuance by the Insurer of the Ambac Policy, the Issuer shall pay or cause to be paid the Premiums to the Insurer as set forth in the Fee Letter in accordance with the Indenture and this Insurance Agreement and from the funds specified by Section 5.7 of the Sale and Servicing Agreement, commencing on the day the Ambac Policy is issued, until the Ambac Policy has been terminated in accordance with its terms. The Premium paid pursuant to the Indenture and the Sale and Servicing Agreement shall be nonrefundable without regard to whether any Notice (as defined in the Ambac Policy) is delivered to the Insurer requiring the Insurer to make any payment under the Ambac Policy or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity.

          Section 3.3          Reimbursement Obligation. (a)  The Issuer agrees absolutely and unconditionally to reimburse the Insurer for any amounts paid by the Insurer under the Ambac Policy, plus the amount of any other due and payable and unpaid Reimbursement Amounts (as defined in the Ambac Policy), which reimbursement shall be due and payable on the date that any such amount is paid thereunder from amounts available for such payment under the Indenture and the Sale and Servicing Agreement, in an amount equal to the amounts so paid and all amounts previously paid that remain unreimbursed, together (without duplication) with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b) Each of the Issuer and AmeriCredit agrees, jointly and severally, to pay to the Insurer, promptly, but in no event later than 30 days after demand thereof, as follows: any and all charges, fees, costs and expenses, including reasonable attorneys’ and accountants’ fees and expenses, that the Insurer may pay or incur in connection with the Transaction Documents, including (i) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any AmeriCredit Party or any Affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents (in its capacity as such a party) or the Transaction, the costs and fees of inspections by the Insurer or audits or field examinations by accountants as outlined above in Sections 2.2(e), 2.2(g), 2.6(c) and 2.6(f) and the ongoing administration of the Transaction pursuant to the Transaction Documents, or (ii) any amendment, waiver or other similar action with respect to, or related to, any Transaction Document, whether or not executed or completed.

(c) Each of the Issuer and AmeriCredit agrees, jointly and severally, to pay to the party to whom such amounts are owed on demand interest at the Late Payment Rate on any and all amounts described in Sections 3.3(b) and 3.4 after the date such amounts become due and payable until payment thereof in full.

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          Section 3.4          Indemnification. (a)  In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, each of AmeriCredit and the Seller agrees, jointly and severally, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, or of the Underwriter with respect to the Underwriter Information) in connection with the offering, issuance, sale or delivery of any of the Notes;

(ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any AmeriCredit Party in connection with the Transaction;

(iii) the violation by any AmeriCredit Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

(iv) the breach by any AmeriCredit Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein);

(v) the occurrence, in respect of AmeriCredit’s duties as the Servicer, under any of the Transaction Documents of any Servicer Termination Event or any event which, with the giving of notice or the lapse of time or both, would constitute any Servicer Termination Event; or

(vi) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Offering Document in the information with respect to (x) the Insurer Information and (y) the Underwriter Information.

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(b) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Issuer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:

(i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, or of the Underwriter with respect to the Underwriter Information) in connection with the offering, issuance, sale or delivery of any of the Notes;

(ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any AmeriCredit Party in connection with the Transaction;

(iii) the violation by any AmeriCredit Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

(iv) the breach by any AmeriCredit Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein); or

(v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Offering Document in the information with respect to (x) the Insurer Information and (y) the Underwriter Information.

(c) The Insurer agrees to pay, and to protect, indemnify and save harmless each of AmeriCredit, the Seller and the Issuer, and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls AmeriCredit, the Seller and the Issuer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (each, an “Indemnified Party”) in respect of which the indemnity provided in Section 3.4(a), (b), (c) or (f) may be sought from AmeriCredit, the Seller, the Issuer, the Indenture Trustee or the Insurer, as the case may be (the “Indemnifying Party”), each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses and legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party and may assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnifying Party; provided, however, that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (d), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

(e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach or alleged breach is within the control of the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Indenture Trustee agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:

(i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Indenture Trustee in connection with the Transaction;

(ii) the violation by the Indenture Trustee of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

(iii) the breach by the Indenture Trustee of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein).

          Section 3.5          Payment Procedure. In the event of any payment by the Insurer for which reimbursement is sought under Section 3.3, the Issuer, AmeriCredit, the Indenture Trustee agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.3 therefor to the Insurer; provided, that with respect to claims for reimbursement of amounts other than amounts paid by the Insurer under the Ambac Policy and any interest thereon made to AmeriCredit under Section 3.3(b), the Insurer will also provide appropriate supporting documents to AmeriCredit for such claims. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer (to such account as shall be specified by the Insurer in writing) by no later than 3:00 p.m. (New York time) on the date when due in lawful currency of the United States of America in immediately available funds or as the Insurer shall otherwise direct by written notice to the party making such payment. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

          Section 3.6          Subrogation. The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Ambac Policy, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the Noteholders to any moneys paid or payable in respect of the Notes under the Transaction Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Notes, under the Transaction Documents or otherwise.

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ARTICLE IV FURTHER AGREEMENTS

          Section 4.1          Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Ambac Policy and such policy has been surrendered to the Insurer for cancellation and (b) such time as all amounts payable to the Insurer by the AmeriCredit Parties hereunder or under the Transaction Documents and the Notes have been irrevocably paid and redeemed in full and such Notes have been cancelled; provided, however, that the provisions of Sections 3.2, 3.3 and 3.4 hereof shall survive any termination of this Insurance Agreement.

          Section 4.2          Further Assurances and Corrective Instruments. (a)  Unless an Insurer Default has occurred and is continuing, or except as the Indenture otherwise provides, none of the Indenture Trustee and none of the other Transaction Parties shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

(b) Each of the parties hereto agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments and agreements and take such further actions as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intent and purpose of this Insurance Agreement and the other Transaction Documents. Without limiting the foregoing, to the extent such authorization shall be required by law, each AmeriCredit Party hereby authorizes the Indenture Trustee and the Insurer, at the expense of the Issuer, in the event the Issuer has failed to do so upon request (provided that no such request shall be required if there exists any Insolvency Proceeding), to execute and file financing statements covering the assets covered by any purchase or transfer pursuant to the Transaction Documents or owned by the Issuer in such jurisdictions as may be required to confirm title thereto and perfect and maintain the lien thereon. In addition, each of the parties hereto agrees to cooperate with the Rating Agencies in connection with any review of the Transaction conducted during normal business hours and in a manner that does not unreasonably disrupt the business of the Transaction Parties, that may be undertaken by the Rating Agencies after the date hereof upon prior written notice.

(c) None of the Transaction Parties shall cause or permit the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Notes or other indebtedness expressly permitted under the Transaction Documents.

(d) Each Transaction Party shall concurrently provide the Insurer, as and when delivery thereof is required to be made pursuant to the Transaction Documents, with copies of all reports, notices, requests and demands delivered or required to be delivered by it pursuant to the Transaction Documents.

          Section 4.3          Obligations Absolute. (a)  The obligations of the Transaction Parties hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement and the other Transaction Documents under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents or the Notes;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that a Transaction Party which is a party to any of the Transaction Documents may have at any time against the Insurer or any other Person;

(iv) any document presented in connection with the Ambac Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by the Insurer under the Ambac Policy against presentation of a certificate or other document that does not strictly comply with the terms of the Ambac Policy;

(vi) any failure of the Transaction Parties to receive the proceeds from the sale of the Notes;

(vii) any Insolvency Event with respect to any Transaction Party; and

(viii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, such party in respect of any Transaction Document.

(b) The Transaction Parties and any and all others who are now or may become liable for all or any part of the obligations of the Transaction Parties under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, all defenses, other than payment, and all rights of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Transaction Parties; (v) agree that their liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c) Nothing herein shall be construed as prohibiting any party hereto from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

          Section 4.4          Assignments; Reinsurance; Third-Party Rights. (a)  This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Transaction Parties may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

(b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Ambac Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Ambac Policy, and provided, further, that any reinsurer or participant will not have any rights against the Transaction Parties or the Holders and that none of the Transaction Parties or the Holders shall have any obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the Ambac Policy.

(c) The Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction, subject in each case to the liens granted pursuant to the Transaction Documents; provided thatno such bank or other lender shall thereby obtain any direct right against Transaction Parties or the Holders, and further, provided; thatno such assignment or pledge shall give any assignee the right to exercise any discretionary authority that the Transaction Documents provide shall be exercisable by the Insurer or relieve the Insurer of any of its obligations hereunder or under the Ambac Policy.

(d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person not a party hereto, including any Holders, other than the rights of the Insurer against the Transaction Parties and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Holders shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by the Issuer or AmeriCredit pursuant to Sections 3.2, 3.3 or 3.4 hereof.

          Section 4.5          Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Ambac Policy by the Indenture Trustee or any other party or for any acts or omissions of the Indenture Trustee or any other party in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Ambac Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.6 Reserved.

          Section 4.7          Rights and Remedies. Each party to this Insurance Agreement has acknowledged and agreed to, and hereby confirms its acknowledgement and agreement to, the collateral sale and assignment by AmeriCredit, in its capacity as seller under the Purchase Agreement, to the Seller, by the Seller to the Issuer, and the pledge by the Issuer to the Trust Collateral Agent for the benefit of the Indenture Trustee, of all of its right, title and interest in, to and under the Trust Estate, and the Transaction Documents and all of the Issuer’s rights, remedies, powers and privileges and all claims of the Issuer or the Seller, as the case may be, against AmeriCredit, in its capacity as seller under the Purchase Agreement, of the Issuer against the Seller and of the Issuer against the Seller or AmeriCredit, in its capacity as seller under the Purchase Agreement, under or with respect to the Transaction Documents (whether arising pursuant to the terms thereof or otherwise available at law or in equity), including without limitation (whether or not any of a Default or Event of Default under the Indenture, an Event of Default hereunder, a Servicer Termination Event or a Trigger Event has occurred and is continuing) (i) the right of the Issuer at any time to enforce the Transaction Documents against AmeriCredit or the Seller and the obligations of AmeriCredit and the Seller thereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to any Transaction Document or the obligations in respect of the Issuer, AmeriCredit or the Seller thereunder, all of which rights, remedies, powers, privileges and claims may, notwithstanding any provision to the contrary by any of the Transaction Documents, be exercised and/or enforced by the Indenture Trustee in lieu of and in the place and stead of the Seller and the Issuer to the same extent as the Seller or the Issuer would otherwise do, and except to the extent a Transaction Document provides that the Insurer shall not have such a right upon an Insurer Default that has occurred and is continuing, neither the Seller nor the Issuer may exercise any of the foregoing rights without the prior written consent of the Insurer. Each party hereto further acknowledges and agrees that, unless an Insurer Default has occurred and is continuing, the Indenture Trustee will take or refrain from taking any action, and exercise or refrain from exercising any rights under the Transaction Documents in its capacity as Indenture Trustee, pursuant to the written direction of the Insurer; provided, however, that the obligations of the Indenture Trustee to take or refrain from taking, or to exercise or refrain from exercising, any such action or rights shall not apply to routine administrative tasks required to be performed by the Indenture Trustee pursuant to the Transaction Documents and shall be limited to those actions and rights that can be exercised or taken (or not exercised or taken, as the case may be) in full compliance with the provisions of the Transaction Documents and with applicable law.

ARTICLE V DEFAULTS AND REMEDIES

          Section 5.1          Defaults. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) Any representation or warranty made by any of the Transaction Parties other than the Indenture Trustee hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, prove to be untrue or misleading in any material respect; provided, however, that if such Transaction Party effectively cures any such defect in any representation or warranty under any Transaction Document or certificate or report furnished under any Transaction Document, within the time period specified in the related Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;

(b) (i) Any Transaction Party other than the Indenture Trustee fails to pay or deposit when due any amount required to be paid or deposited by it hereunder or under any other Transaction Document and such failure has continued for a period of at least two (2) Business Days or, if so specified in the applicable Transaction Document, the applicable grace period set forth therein, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction finds or rules that this Insurance Agreement or any other Transaction Document is not valid and binding on the Transaction Parties hereto or thereto;

(c) The occurrence and continuance of an Event of Default under the Indenture or Servicer Termination Event under the Sale and Servicing Agreement;

(d) Any failure on the part of any Transaction Party other than the Indenture Trustee duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Transaction Party contained in this Insurance Agreement or in any other Transaction Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the earlier of the date on which written notice of such failure, requiring the same to be remedied, has been given to AmeriCredit by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer), or a Responsible Officer of such Transaction Party has actual knowledge thereof;

(e) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for appointment of a conservator, receiver or liquidator or similar official for any Transaction Party other than the Indenture Trustee which is a party to any Transaction Document in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) The consent by any Transaction Party other than the Indenture Trustee to the appointment of a conservator or receiver or liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to such Transaction Party or relating to all or substantially all of its respective property; or any such Transaction Party admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

          Section 5.2          Remedies; No Remedy Exclusive. (a)  Upon the occurrence of an Event of Default hereunder, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Transaction Document or to enforce performance and observance of any obligation, agreement or covenant of the Transaction Parties under this Insurance Agreement or any other Transaction Document, either in its own capacity or as Controlling Party.

(b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement or any other Transaction Document, or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or any other Transaction Document upon the happening of any event set forth in Section 5.1 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

(c) Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, it shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Transaction Documents.

          Section 5.3          Waivers. (a)  No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to AmeriCredit and the Indenture Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI MISCELLANEOUS

          Section 6.1          Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any reinsurer or participant contracted with by the Insurer pursuant to Section 4.4(b) hereof shall be required for any amendment, modification, supplement or termination hereof. AmeriCredit agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof. Unless an Insurer Default has occurred and is continuing, the other Transaction Documents may be amended, modified or supplemented only with the prior written consent of the Insurer and any amendment, modification or supplement without such consent shall be null and void and of no force and effect.

          Section 6.2          Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be (i) mailed by prepaid registered or certified mail, return receipt requested, or (ii) personally delivered by messenger or overnight courier (with confirmation of receipt) and in either case telecopied to the recipient as follows:

(a)	To the Insurer:

Ambac Assurance Corporation One State Street Plaza New York, New York 10004 Attention: Structured Finance Department – ABS Telecopy No.: 212-208-3547 Confirmation: 212-668-0340

with a copy to the attention of:	Michael Babick, Vice President Telecopy No.: 212-363-1459 Confirmation: 212-208-3407

(in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, an Event of Default hereunder, a Default or Event of Default under the Indenture or a Trigger Event, a claim on the Ambac Policy or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Indenture Trustee and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To AmeriCredit:

801 Cherry Street, Suite 3900 Fort Worth, TX 76102 Attention: Chief Financial Officer Telephone: (817) 302-7082 Facsimile: (817) 302-7915

with a copy to the attention of:	General Counsel Telephone: (817) 302-7021
Facsimile: (817) 302-7940
(c)	To AFS SenSub Corp.

2265B Renaissance Drive, Suite 17

Las Vegas, NV 89119 Attention: Chief Financial Officer Telephone: (702) 932-4915 Facsimile: (702) 966-4247

(d)	To the Issuer:

AmeriCredit Automobile Receivables Trust, 2005-D-A

in care of:	Wilmington Trust Company, as Owner Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890 Attention: Corporate Trust Administration Telephone: (302) 651-1000 Facsimile: (302) 636-4140

(e)	To the Indenture Trustee:

JPMorgan Chase Bank, N.A. 4 New York Plaza, 6th Floor New York, New York 10004 Attention: Institutional Trust Services, AmeriCredit 2005-D-F Telephone: (212) 623-5600 Facsimile: (212) 623-5932

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

          Section 6.3          Severability. In the event that any provision of this Insurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

          Section 6.4          Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

          Section 6.5          Consent to Jurisdiction. (a)  THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES AGREE THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

(b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in Section 6.2 herein. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

(d) Nothing contained in this Insurance Agreement shall limit or affect any party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any other party or its properties in the courts of any jurisdiction.

          Section 6.6          Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in writing and in its sole discretion except to the extent such consent of the Insurer pursuant to the terms of the applicable Transaction Document may not be unreasonably withheld, and without any implied duty towards any other Person.

          Section 6.7          Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

          Section 6.8          Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

          Section 6.9          Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

          Section 6.10          Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of the Insurer or any other party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents (including the Notes and the Ambac Policy), it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

          Section 6.11          Entire Agreement; Facsimile Signatures. This Insurance Agreement, the Fee Letter and the Ambac Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter. Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.

          Section 6.12          Indenture Trustee. The Indenture Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Transaction Documents to which it is a party thereto.

          Section 6.13          Third-Party Beneficiary. Subject to the provisions of the Transaction Documents, each of the parties hereto agrees that the Insurer shall have all rights of an intended third-party beneficiary in respect of each of the Transaction Documents, including the right to enforce the respective obligations of the parties thereunder.

          Section 6.14          No Proceedings. Each of the parties hereto agrees that it will not institute against the Issuer or the Seller any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day or, if longer, the then applicable preference period plus one day, since the last day on which any Notes shall have been outstanding and all amounts payable to the Insurer hereunder shall have been paid in full.

          Section 6.15          Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement for AmeriCredit Automobile Receivables Trust 2005-D-A, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

     ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

AMBAC ASSURANCE CORPORATION,
as Insurer

By:	/s/ Michael Babick

Name: Michael Babick Title: First Vice President

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michele C. Harra

Name: Michele C. Harra Title: Financial Services Officer

AFS SENSUB CORP.,
as Seller

By:	/s/ Susan B. Sheffield

Name: Susan B. Sheffield Title: Senior Vice-President, Structured Finance

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AMERICREDIT FINANCIAL SERVICES, INC.,
as Servicer

By:	/s/ Susan B. Sheffield Name: Susan B. Sheffield Title: Senior Vice-President, Structured Finance

JPMORGAN CHASE BANK, N.A.,
as Indenture Trustee

By:	/s/ Melissa Wilman

Name: Melissa Wilman Title: Vice President

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EXHIBIT A

FORM OF AMBAC POLICY

AMBAC ASSURANCE CORPORATION

NOTE GUARANTY INSURANCE POLICY

Policy No. AB0941BE

Insured Party:	The Indenture Trustee (as defined herein) for the benefit of the Holders (as defined herein) of the AmeriCredit Automobile Receivables Trust 2005-D-A Notes, issued pursuant to the Indenture.

Insured Obligations:	To the extent set forth herein, the aggregate interest on and the aggregate outstanding principal balance of all Notes owned by Holders, such principal amount not to exceed in the aggregate $1,400,000,000.

Insured Amounts:	(i) With respect to each Distribution Date, the excess, if any, without duplication, of (a) the Scheduled Payment minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related Collection Period, (x) Additional Funds Available, if any, for such Distribution Date, (y) all other funds on deposit in the Collection Account, the Lockbox Account, the Spread Account, the Pre-Funding Account, the Capitalized Interest Account and any other Trust Accounts available for payment of Scheduled Payments on the Notes on such Distribution Date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such Distribution Date, in each case to the extent available to pay such Scheduled Payments in accordance with the priorities set forth in the Indenture and the Sale and Servicing Agreement, and (ii) with respect to any Preference Payment Date, Preference Amounts; provided, however, that the aggregate amount of all such Preference Amounts shall be subject to the limitations in such definition; provided, further, that in no event shall the aggregate amount payable by the Insurer under this Policy exceed the Maximum Insured Amount.

     For consideration received, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance corporation (“Ambac” or the “Insurer”), in consideration of the payment of the insurance premium payable with respect hereto, hereby unconditionally and irrevocably guarantees, subject only to (i) proper presentation of a Notice in accordance with the terms of this Note Guaranty Insurance Policy (together with each and every endorsement, if any, hereto, the “Policy”) and (ii) the terms of the Policy, the payment to, or at the direction of, the Indenture Trustee, for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which are Due for Payment but are unpaid by reason of Nonpayment.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-1

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1. Definitions.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Insurance Agreement or, if not defined therein, in the Sale and Servicing Agreement, or, if not defined therein, in the Indenture, without giving effect to any subsequent amendment or modification thereto unless such amendment or modification has been approved in writing by Ambac. For purposes of the Policy, the following terms shall have the following meanings:

     “Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “AmeriCredit” shall mean AmeriCredit Financial Services, Inc., a Delaware corporation, as Servicer and as seller under the Purchase Agreement, and its successors and assigns.

     “Bankruptcy Code” shall mean Title 11 of the United States Code.

     “Basic Documents” shall mean the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, as amended, the Indenture, the Spread Account Agreement, the Purchase Agreement, the Lockbox Agreement, the Underwriting Agreement, the Insurance Agreement, the Custodian Agreement, and all other documents and certificates delivered in connection therewith.

     “Business Day” shall mean any day other than (a) a Saturday or a Sunday, (b) a day on which the Insurer is closed or (c) a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas or New York City, New York or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

     “Capitalized Interest Account” shall mean an account maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

     “Certificate of Trust” shall mean the certificate of trust of the Issuer substantially in the form attached as an Exhibit to the Trust Agreement.

     “Class A-1 Notes” shall mean the Class A-1 4.3436% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

     “Class A-2 Notes” shall mean the Class A-2 4.75% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

     “Class A-3 Notes” shall mean the Class A-3 4.87% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

     “Class A-4 Notes” shall mean the Class A-4 5.02% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

     “Collection Account” shall mean the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-2

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     “Collection Period” shall mean, (i) with respect to the First Distribution Date, the period beginning on the close of business on November 9, 2005 and ending on the close of business on November 30, 2005, and (ii) with respect to each subsequent Distribution Date, the period beginning on the close of business on the last day of the second preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

     “Distribution Date” shall mean, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing December 6, 2005.

     “Due for Payment” shall mean, with respect to any Insured Amounts, such amount as is due and payable pursuant to the terms of the Indenture.

     “Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the December 6, 2006 Distribution Date, (ii) the Class A-2 Notes, the November 6, 2008 Distribution Date, (iii) the Class A-3 Notes, the December 6, 2010 Distribution Date and (iv) the Class A-4 Notes, the November 6, 2012 Distribution Date.

     “Financed Vehicle” shall mean an automobile or light-duty truck, van or mini-van together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

     “First Distribution Date” shall mean December 6, 2005.

     “Holder” shall mean any registered owner of a Note.

     “Indenture” shall mean that certain Indenture, dated as of November 9, 2005, by and between the Issuer, the Trust Collateral Agent and the Indenture Trustee.

     “Indenture Trustee” shall mean JPMorgan Chase Bank, N.A., not in its individual capacity but as trustee under the Indenture, and its successors and assigns in such capacity.

     “Insurance Agreement” shall mean that certain Insurance and Indemnity Agreement, dated as of November 17, 2005, among the Insurer, the Issuer, AmeriCredit, as seller under the Purchase Agreement and Servicer, the Seller, the Trust Collateral Agent and the Indenture Trustee, in regard to the Notes, as such agreement may be amended, modified or supplemented from time to time.

     “Insured Payments” shall mean, (i) with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Indenture Trustee in respect of Insured Amounts for such Distribution Date (other than Preference Amounts) and (ii) the aggregate amount of any Preference Amounts paid by the Insurer on any given Business Day.

     “Insurer” shall mean Ambac, or any successor thereto, as issuer of this Policy.

     “Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the First Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date. In the case of the First Distribution Date, the Interest Period shall be 19 days for all Classes of Notes.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-3

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     “Interest Rate” shall mean, with respect to (i) the Class A-1 Notes, 4.3436% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2 Notes, 4.75% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iii) the Class A-3 Notes, 4.87% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the Class A-4 Notes, 5.02% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

     “Issuer” shall mean AmeriCredit Automobile Receivables Trust 2005-D-A, a Delaware statutory trust.

     “Late Payment Rate” shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     “Lockbox Account” shall mean an account maintained by the Lockbox Bank pursuant to Section 4.2(d) of the Sale and Servicing Agreement.

     “Lockbox Bank” shall mean a depositary institution named by the Servicer and acceptable to the Controlling Party.

     “Maximum Insured Amount” shall mean $1,400,000,000 in respect of principal, plus interest thereon calculated at the applicable Interest Rate for the Notes.

     “Nonpayment” shall mean, with respect to any Distribution Date, Insured Amounts which are Due for Payment but have not been paid pursuant to the Indenture or the Sale and Servicing Agreement, as applicable.

     “Noteholders’ Remaining Parity Deficit Amount” shall mean, for any Distribution Date, the Noteholders' Parity Deficit Amount for the Distribution Date minus any reduction in the aggregate outstanding principal balance of Notes on the Distribution Date that is funded from the Spread Account.

     “Notes” shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     “Notice” shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A or Exhibit B, as applicable, to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the amount of any Insured Payment which shall be due and owing.

     “Obligor” shall mean, on a Receivable, the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     “Order” shall have the meaning given such term in Section 8 hereto.

     “Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-4

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     “Pre-Funding Account” shall mean an account maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

     “Preference Amount” shall mean any interest on or principal of the Notes which has become Due for Payment, the Nonpayment of which would have been covered by the Policy, and which was made to a Holder by or on behalf of the Issuer which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Holder pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction; provided that any Preference Amount that constitutes interest shall be limited to the amount of interest on the outstanding principal amount of the Notes (calculated at the Interest Rate for the relevant class of Notes) accrued as of the last day of the applicable interest accrual period with respect to the Notes and shall not, in any event, include any interest on the Notes accrued after such date or any interest on such interest amount; provided, further, that in no event shall Ambac be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount.

     “Preference Payment Date” shall have the meaning given such term in Section 8 hereto.

     “Purchase Agreement” shall mean the Purchase Agreement between AFS SenSub Corp. and AmeriCredit Financial Services, Inc. dated as of November 9, 2005, as such Purchase Agreement may be amended from time to time.

     “Receivables” shall mean any of the motor vehicle retail installment sale contracts or promissory notes listed in Schedule A to the Sale and Servicing Agreement.

     “Receivable Files” shall mean the documents relating to the Receivables specified in Section 3.3 of the Sale and Servicing Agreement or Schedule A to each Subsequent Transfer Agreement.

     “Reimbursement Amount” shall mean, as of any Distribution Date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such Distribution Date pursuant to Section 3.3 of the Insurance Agreement, Section 5.6 of the Indenture and Section 5.7 of the Sale and Servicing Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee, or any other Person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the Insurance Agreement, Section 5.6 of the Indenture and Sections 5.7(a)(iv) and (vi) of the Sale and Servicing Agreement, as certified to the Indenture Trustee by Ambac plus (ii) interest on such amounts at the Late Payment Rate.

     “Sale and Servicing Agreement” shall mean that certain Sale and Servicing Agreement, dated as of November 9, 2005, by and among the Issuer, the Seller, AmeriCredit, and JPMorgan Chase Bank, N.A., as Trust Collateral Agent and Backup Servicer, as the same may be amended or supplemented from time to time.

     “Scheduled Payments” shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) the Noteholders’ Interest Distributable Amount and the Noteholders’ Remaining Parity Deficit Amount for the related Distribution Date and, without duplication, (b) if the related Distribution Date is the Final Scheduled Distribution Date for any class of Notes, the outstanding principal amount of such Class on such date after application of all funds available to pay principal amounts on such Class of Notes from all sources other than the Policy; provided that Scheduled Payments shall not include (x) any portion of a Noteholders’ Interest Distributable Amount or of a Noteholders’ Interest Carryover Amount due to Holders because the Notice in proper form was not timely received by Ambac, or (y) any portion of a Noteholders’ Interest Distributable Amount representing interest on any prior unpaid Noteholders’ Interest Distributable Amount. For the avoidance of doubt, Noteholders’ Interest Distributable Amount shall be determined after giving effect to any prior payments made by Ambac under this Policy.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-5

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     “Seller” shall mean AFS SenSub Corp., a Nevada corporation, and its successors and assigns.

     “Service Contract” shall mean, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of the Financed Vehicle.

     “Servicer” shall mean AmeriCredit Financial Services, Inc., a Delaware corporation, and its successors and assigns.

     “Spread Account” shall mean the account designated as such, established and maintained pursuant to the Spread Account Agreement.

     “Spread Account Agreement” shall mean the Spread Account Agreement dated as of November 9, 2005 among the Insurer, the Issuer, and JPMorgan Chase Bank, N.A., as Indenture Trustee, Trust Collateral Agent and Collateral Agent, as the same may be amended or supplemented from time to time.

     “Trust Accounts” shall have the meaning assigned thereto in Section 5.1 of the Sale and Servicing Agreement.

     “Trust Agreement” shall mean the Trust Agreement dated as of October 25, 2005 between the Seller and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, as amended and restated as of November 9, 2005, as the same may be amended or supplemented from time to time.

     “Trust Collateral Agent” shall mean JPMorgan Chase Bank, N.A., not in its individual capacity but as Trust Collateral Agent under the Indenture, and its successors and assigns in such capacity.

2. Payments under the Policy.

(a)	Upon the presentation by the Indenture Trustee to Ambac at Ambac’s principal office in respect of the applicable Distribution Date of a duly executed Notice, Ambac will make or cause to be made to the Indenture Trustee, on the guarantee set forth in the first paragraph of this Policy, payment in an amount equal to the applicable Insured Amount.

(b)	Amounts payable in respect of any Insured Amounts due hereunder, unless otherwise stated herein, will be distributed by Ambac to, or at the direction of, the Indenture Trustee, by wire transfer of immediately available funds. Solely the Indenture Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under this Policy.

(c)	Ambac’s payment obligations hereunder with respect to particular Insured Amounts shall be discharged to the extent funds equal to the applicable Insured Amounts are paid by Ambac to, or at the direction of, the Indenture Trustee in accordance with the Indenture Trustee’s requests, whether or not such funds are properly applied by the Indenture Trustee. Payments of Insured Amounts shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made except to the extent that Ambac has specified an earlier date for payment at its sole option. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligations, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to pay any Insured Amounts or Scheduled Payments due to Holders.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-6

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(d)	Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate amount paid by Ambac hereunder exceed the Maximum Insured Amount hereunder.

3. Presentation of Notice of Non-Payment and Demand.

(a)	Notwithstanding any other provision of this Policy but subject to Section 8 hereof with respect to Preference Amounts, the Insurer will pay any Insured Amounts payable hereunder other than with respect to Preference Amounts to, or at the direction of, the Indenture Trustee no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the related Insured Amount is due for payment under the Indenture or the Sale and Servicing Agreement, as applicable, or (ii) the second Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice in the form attached as Exhibit A, appropriately completed and executed by the Indenture Trustee; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day.

(b)	If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it shall be deemed not to have been received by the Insurer for purposes of this Policy, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under this Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso in (a) above.

4. Waiver. Ambac hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any Person, party or security prior to demanding payment under this Policy. For the avoidance of doubt, Ambac does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled.

5. Subrogation. Upon any payment hereunder, in furtherance and not in limitation of Ambac’s equitable right of subrogation and Ambac’s rights under the Insurance Agreement, Ambac will, to the extent of such payment by Ambac hereunder, be subrogated to the rights of any Holder to receive any and all amounts due in respect of the Insured Obligations as to which such Insured Payment was made, to the extent of any payment by Ambac under this Policy and Ambac will be a co-beneficiary of the Indenture Trustee’s lien under the Indenture.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-7

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6. Communications. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to Ambac with respect to this Policy shall specifically refer to the number of this Policy and shall be made to Ambac at:

Ambac Assurance Corporation One State Street Plaza New York, New York 10004
Attention:	Asset-Backed Securities Department Head General Counsel – URGENT
Phone:	(212) 208-3283
Fax:	(212) 556-3556

or to such other address, officer, telephone number or facsimile number as Ambac may designate to the Indenture Trustee from time to time.

7. Nature of the Obligations. Except as expressly provided herein, the obligations of Ambac under this Policy are irrevocable, absolute and unconditional.

8. Termination. This Policy and the obligations of Ambac hereunder shall terminate upon the earlier of:

(a)	the date on which all of the Insured Amounts have been paid in full by Ambac to, or at the direction of, the Indenture Trustee; or

(b)	the close of business on the third (3rd) Business Day after the date on which all principal and interest on the Notes has been paid in full;

provided, however, that notwithstanding the occurrence of any of the foregoing events, the Insurer shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of (i) a certified copy of the final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or such Holder (the “Order”), (ii) an opinion of counsel satisfactory to the Insurer stating that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and such Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for the Indenture Trustee and such Holder in any legal proceeding related to such Preference Amount, and (v) a Notice (in the form attached as Exhibit B) appropriately completed and executed by the Indenture Trustee (the “Preference Payment Date”); provided, further, that (I) if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day, (II) the Insurer shall not be obligated to pay any Preference Amount in respect of principal (other than the Noteholders’ Remaining Parity Deficit Amount) prior to the Final Scheduled Distribution Date for the relevant class of Notes and (III) any Preference Amount that constitutes interest shall be limited to the amount of interest on the Outstanding Amount of the Notes (calculated at the Interest Rate for the relevant class of Notes) accrued as of the last day of the applicable interest accrual period with respect to the Notes and shall not, in any event, include any interest on the Notes accrued after such date or any interest on such interest amount. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or the Holder directly, unless the Indenture Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, or as directed by the Indenture Trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-8

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     Notwithstanding the foregoing, in no event shall Ambac be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount or (ii) prior to the time Ambac would have been required to make an Insured Payment pursuant to Section 3 of this Policy.

9. In the event of a payment default by or insolvency of the obligor, there shall be no acceleration of the payment required to be made under this Policy unless such acceleration is at the sole option of the Insurer. This Policy does not cover (i) premiums and defaulted interest, if any, payable in respect of the Notes, (ii) shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability) or (iii) any risk other than Nonpayment, including the failure of the Indenture Trustee to apply, disburse, transfer or direct Policy payments or Available Funds or other amounts in accordance with the Indenture to Holders or to any other party.

10. Miscellaneous.

(a)	This Policy sets forth the full understanding of Ambac and, except as expressly provided herein, or as otherwise agreed in writing hereafter by Ambac and Indenture Trustee, may not be canceled or revoked.

(b)	This Policy is issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law.

(c)	THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAWS.

(d)	Any notice hereunder or service of process on Ambac may be made at the address listed above for Ambac or such other address as Ambac shall specify in writing to the Indenture Trustee.

(e)	The premium of this Policy is not refundable for any reason. The premium will be payable on this Policy on each Distribution Date as provided in the Insurance Agreement, beginning with the First Distribution Date.

     ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-9

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     IN WITNESS WHEREOF, Ambac has caused this Note Guaranty Insurance Policy to be executed and attested this 17h day of November, 2005.

AMBAC ASSURANCE CORPORATION

By:

Name:
Title:
Attest:

Name:
Title:

Form No.: 2B-00-22-63 (8/02)

Exhibit A-10

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EXHIBIT A

TO THE NOTE GUARANTY INSURANCE POLICY

Policy No. AB0941BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS
(OTHER THAN PREFERENCE AMOUNT)

Date: ____________

Ambac Assurance Corporation One State Street Plaza New York, New York 10004
Attention:	Asset-Backed Securities Department Head General Counsel – URGENT

     Reference is made to Note Guaranty Insurance Policy No. AB0941BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

     The undersigned hereby certifies as follows:

1.	It is the Indenture Trustee under the Indenture, and is acting for the Holders.

2.	The relevant Distribution Date is [date].

3.	There is an amount of $_____________ with respect to such Distribution Date, which amount is a Insured Amount which is Due for Payment.

4.	The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

5.	The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_____________.[1]

6.	The Indenture Trustee hereby agrees that, following receipt by the Indenture Trustee of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payments in respect of the Notes when due, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Notes and the corresponding claim on the Policy and proceeds thereof.

1	The account number of the Indenture Trustee.

Form No.: 2B-00-22-63 (8/02)

Exhibit A-11

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7.	The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

     Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.

By:

Title:

(Officer)

Exhibit A-12

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EXHIBIT B

TO THE NOTE GUARANTY INSURANCE POLICY

Policy No. AB0941BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF PREFERENCE AMOUNT

Date: ___________

Ambac Assurance Corporation One State Street Plaza New York, New York 10004
Attention:	Asset-Backed Securities Department Head General Counsel – URGENT

     Reference is made to Note Guaranty Insurance Policy No. AB0941BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

     The undersigned hereby certifies as follows:

1.	It is the Indenture Trustee under the Indenture, and is acting for the Holders.

2.	[A payment previously made in respect of the Notes pursuant to the Indenture has become a Preference Amount, as indicated by the attached Order.]

3.	The Holder of the applicable Notes has certified that the Order has been entered and is not subject to stay.

4.	The amount of the Preference Amount is $___________, and consists of interest in the amount of $___________ paid on ___________, _______, [and principal in the amount of $___________ paid on ___________, _______.]

5.	Neither the Indenture Trustee nor the Holder has heretofore made a demand for such Preference Amount.

6.	The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_______.[1]

2	The account of the relevant receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the payor.

Exhibit A-13

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7.	The Indenture Trustee hereby agrees that if such Insured Payment is made to the Indenture Trustee, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Holder for payment of the Preference Amount, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Notes and the corresponding claim on the Policy and proceeds thereof.

8.	The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

     Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.

By:

Title:

(Officer)

Exhibit A-13